Exhibit 10.1

Form of Stock Option Agreement

SEITEL HOLDINGS, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of              (the “Grant Date”) between Seitel Holdings, Inc., a Delaware corporation (the “Company”), and              (“Participant”).

Pursuant to the Company’s 2007 Non-Qualified Stock Option Plan (the “Plan”) a copy of which is attached hereto as Exhibit A, the administrative committee of the Plan (the “Committee”) hereby grants the Participant certain options to acquire shares of the Company’s common stock, par value $.001 per share (the “Common Stock), subject to the terms and conditions provided herein and the applicable terms of the Plan and Securities Holders Agreement. You acknowledge that your original option granted is cancelled upon issuance of this Option.

Certain provisions of this Agreement are intended for the benefit of, and shall be enforceable by, Investor (as defined in the Plan). In the event a provision of this Agreement is inconsistent or conflicts with the provisions of the Plan, the provisions of the Plan will govern and prevail.

NOW THEREFORE, the parties hereto agree as follows:

1. Plan Acknowledgement. Each of the undersigned agree that this Agreement has been executed and delivered, and the Option has been granted hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Participant and, except as otherwise specified herein, pursuant to, and subject to each of the terms and conditions of the Plan and the Securities Holders Agreement, and the Participant agrees to be bound by, and comply with, the terms of the Plan and the Securities Holders Agreement. Capitalized terms used in this Agreement and not defined shall have the meanings ascribed thereto in the Plan or, if no meaning is ascribed thereto in the Plan, the meaning ascribed thereto in the Securities Holders Agreement.

2. Option Grant.

(a) The Company hereby grants to Participant, pursuant to the Plan, an Option to purchase              shares of Common Stock, at an exercise price per share of $             (the “Per Share Exercise Price”), effective as of the Grant Date. The Option will expire on the close of business on              (the “Expiration Date”), subject to earlier expiration as provided herein or in the Plan. The Option is a non-qualified stock option and is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(b) Early Expiration of Options. Except as provided below in Section 3 or in an employment agreement between the Participant and the Company, any portion of the Option granted hereunder that has not vested and become exercisable as of the Employment Termination Date shall expire and be forfeited on such date and may not be exercised under any circumstance. Any portion of the Option granted hereunder that has vested and become exercisable as of the Employment Termination Date shall also expire and be forfeited on the earlier of (i) 45 days after the Employment Termination Date (provided that such period shall be extended to six (6) months after Participant’s termination, in the event Participant’s termination is due to death or Disability) and (ii) the close of business on the Expiration Date. Notwithstanding any provision in this Agreement to the contrary if Participant is discharged for Cause, all of Participant’s Options not previously exercised shall expire and be forfeited whether exercisable or not.

(c) Procedure for Exercise. At any time after all or any portion of the Option granted hereunder has become vested and exercisable with respect to any shares of Common Stock subject thereto and prior to the close of business on the Expiration Date (except as provided for in Section 2(b) above), the Participant may exercise all or any portion of the Option granted hereunder with respect to Common Stock underlying such Option to the extent vested pursuant to Section 3 below by delivering written notice of exercise to the Company, together with (i) a written acknowledgment that Participant has read and has been afforded an opportunity to ask questions of the management of the Company regarding all financial and other information provided to Participant regarding the Company and its Subsidiaries (ii) payment in full (A) by delivery of a cashier’s, personal or certified check or wire transfer of immediately available funds to the Company, in the amount equal, to the number of shares of Common Stock to be acquired multiplied by the Per Share Exercise Price (the “Total Exercise Price”), or (B) if permitted by the Company, by (I) reducing the number of shares of Common Stock to be issued upon exercise by a number of shares of Common Stock with a Fair Market Value equal to the Total Exercise Price, or (II) with shares previously owned by the Executive with a Fair Market Value equal to the Total Exercise Price, and (iii) a joinder to the Securities Holders Agreement satisfactory in form and content to the Committee.

(d) Securities Laws Restrictions. Participant represents that when Participant exercises any portion of the Option, Participant will be purchasing the Common Stock subject thereto for Participant’s own account and not on behalf of others. Participant understands and acknowledges that federal, state and foreign securities laws govern and restrict Participant’s right to offer, sell or otherwise dispose of any portion of the Option or Common Stock subject thereto unless Participant’s offer, sale or other disposition thereof is registered under the Securities Act and federal, state and foreign securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. Participant agrees that Participant will not offer, sell or otherwise dispose of any Common Stock in any manner which would: (i) require the Company to file any registration statement (or similar filing under applicable securities law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other applicable securities law. Participant further understands that the certificates for any Common Stock which Participant purchases upon exercise of the Option shall bear the legend set forth in the Securities Holders Agreement or such other legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

(e) Limited Transferability of the Options; Joinder to Securities Agreement. The Options granted hereunder are personal to Participant and are not transferable by

Participant except as provided in the Securities Holders Agreement. Participant agrees to exercise a joinder to the Securities Holders Agreement, and to be bound by the terms and conditions contained therein. Participant acknowledges and agrees that the Option shall be treated as “Incentive Securities” under the applicable provisions of the Securities Holders Agreement. Participant acknowledges and agrees that the Option and any Common Stock acquired upon the exercise thereof, and any right or interest therein, may not be sold, transferred, gifted, donated, pledged, hypothecated, disposed of or assigned by Participant except as expressly provided in the Securities Holders Agreement. Participant further acknowledges and agrees that the Option and any right or interest therein, may not be sold, assigned, transferred, gifted, donated, pledged, hypothecated or disposed of, except that Participant will be required to sell or otherwise dispose of such Option in accordance with the Securities Holders Agreement.

3. Exercisability. The Option shall become vested and exercisable in accordance with the provisions of this Section 3. That portion of the Option which has become vested as of the date of determination are referred to herein as “Vested Options,” and the remainder of the Option is referred to herein as “Unvested Options.” Participant may only exercise that portion of the Option that is Vested Options.

(a) The Option shall be         % vested as of the Grant Date and the remaining         % will vest on             . Thus, the Option will be fully vested on             , the fourth anniversary of the grant date of the exchanged option.

(b) Upon (i) an Approved Sale, or (ii) if a Change in Control occurs, all of Participant’s Unvested Options shall vest, if as of the date of such Approved Sale or a Change in Control, the Participant is, and has been continuously, employed by the Company or any of its Subsidiaries.

(c) Notwithstanding anything herein to the contrary, if the Participant is terminated by the Company without Cause, the Option shall become 100% vested as of the date of such termination without Cause.

(d) For purposes of this Section 3, the following terms shall have the following meanings:

“Change in Control” means the occurrence of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Existing Stockholders, is or becomes the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Company;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company;

(iii) (a) all or substantially all of the assets of the assets of the Company and its subsidiaries taken as a whole are sold or otherwise transferred to any Person other than a wholly-owned subsidiary of the Company or one or more Existing Stockholders or (b) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (iii)(b), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person; or

(iv) the Company shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Company.

For purposes of this definition, (i) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement and (ii) any holding company whose only significant asset is equity interests of the Company shall not itself by considered a “person” or “group” for purposes of clause (i) or (ii) above.

“Existing Stockholders” means any of (a) the Company, ValueAct Capital Master Fund, L.P., ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P., ValueAct Capital International, Ltd. and its successor ValueAct Capital International I, L.P., ValueAct Capital International II, L.P., VA Partners, LLC, ValueAct Capital Management, LLC or any of their respective Affiliates (collectively, the “ValueAct Entities”), (b) any present or former managing director, director, general partner, member, limited partner, officer, stockholder or employee of any ValueAct Entity, (c) any present or former officers and directors of the Company, and (d) any (x) spouse, lineal descendant (in each case, natural or adopted), siblings, or ancestors of any Person, who is an individual, in clause (b) and (c) above, and (y) any estate or trust, the beneficiaries of which, or corporation, partnership, limited liability corporation or other entity, the stockholders, partners, members, owners or Persons holding a controlling interest of which, consist of one or more Persons referred to in the immediately preceding clause (x).

“Voting Stock” with respect to any Person, means securities of any class of equity interests of such Person entitling the holders thereof (whether at all times or for only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

4. Participant’s Representations. Participant hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Participant does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Participant is a party or by which Participant is bound, (ii) Participant is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity (other than the Company and/or one of its Subsidiaries) and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Participant, enforceable in accordance with its terms. Participant hereby acknowledges and represents that Participant has consulted with (or has had an opportunity to consult with) independent legal counsel regarding Participant’s rights and obligations under this Agreement (including, without limitation, the Plan) and that Participant fully understands the terms and conditions contained herein and therein.

5. Repurchase Rights. If a Participant is no longer employed by the Company or its Subsidiaries for any reason, the Option and any Common Stock acquired by exercise thereof (whether held by such Participant or one or more transferees, other than the Company or Investor) will be subject to repurchase in accordance with the terms of the Securities Holders Agreement.

6. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate Participant’s employment at any time (with or without Cause), nor confer upon Participant any right to continue in the employ of the Company for any period of time or to continue Participant’s present (or any other) rate of compensation, and in the event of Participant’s termination of employment (including, but not limited to, termination by the Company without Cause), any portion of Participant’s Option that was not previously vested and exercisable shall expire and be forfeited, except as otherwise provided herein or in an employment agreement between the Participant and the Company. Nothing in this Agreement shall confer upon Participant any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of shares of Common Stock subject to Participant’s Option upon the occurrence of subsequent events except as provided in Section 8 below.

7. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold in cash or shares of Common Stock from Participant from any amounts due and payable by the Company to Participant (or secure payment from Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Common Stock issuable under this Agreement, and the Company may postpone such issuance unless indemnified by Participant to its satisfaction.

8. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board shall make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by Participant’s Option and the Per Share Exercise Price specified herein as may be determined to be appropriate and equitable, in order to prevent the dilution or enlargement of rights under Participant’s Option.

9. Notices. Any notices required or permitted under this Agreement or the Plan will be delivered in accordance with the requirements of the Plan.

10. General Provisions.

(a) Transfers in Violation of Agreement. Any pledge, assignment, transfer or attempted transfer of any portion of the Option or Common Stock acquired or acquirable with respect thereto in violation of any provision of this Agreement, the Plan or the Securities Holders Agreement shall be shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to the Company.

(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement and the Plan and the other documents expressly referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in anyway.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company, Investor and their respective successors and assigns (including subsequent holders of Common Stock issued in respect of the Option); provided, that the rights and obligations of the Participant under this Agreement shall not be assignable except in connection with a permitted transfer in accordance with this Agreement and the Securities Holders Agreement.

(f) Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction).

(g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Participant and Investor.

11. Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by Investor as provided herein.

12. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s principal office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SEITEL HOLDINGS, INC.

By:
Name:	Gregory P. Spivy
Title:	Vice President

PARTICIPANT

By
Name: